UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
333-152798 (Commission File Number)	98-0537383 (IRS Employer Identification No.)

Suite 100, 1100 Dexter Ave. North, Seattle, Washington  98109
(Address of principal executive offices and Zip Code)

(206) 273-7892
(Registrant's telephone number, including area code)

Digital Valleys Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation

Circle Star Energy Corp. (the “Company”), a Nevada corporation, filed a Certificate of Amendment to its articles of incorporation (the “Certificate of Amendment”) with the Secretary of State of Nevada changing the name of the Company from Digital Valleys Corp. to Circle Star Energy Corp., effective July 1, 2011.  The amendment to the articles of incorporation was approved by the shareholders of the Company on June 6, 2011, at the Company’s Annual and Special Meeting of Shareholders. The Company’s common stock, post the name change, has a new CUSIP number, 172681108. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 7.01   Regulation FD Disclosure

The Company announced its new corporate name effective today, July 1, 2011.  The Company was previously known as Digital Valleys Corp. and previously traded on the OTCBB under the ticker symbol DTLV.  Commencing today, the Company will be trading under the ticker symbol CRCL.

The press release announcing the change in ticker symbol is hereby being furnished to the Securities and Exchange Commission on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD.

Item 9.01   Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment
99.1	News release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP.

By: /s/ David Brow
Name:	David Brow
Title:	President

Dated:	July 1, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment
99.1	News release